EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-122431) on Form S-3 and Registration Statement (No. 333-132983) on Form S-8 of Medivation, Inc. of our report dated February 24, 2006 relating to our audit of the consolidated financial statements, which appears in this Amendment No. 1 to the Annual Report on Form 10-KSB of Medivation, Inc. for the year ended December 31, 2005.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

April 4, 2006